Green EnviroTech Holdings, Corp. Files Comprehensive Patent for its GEN 1 End of Life Tire Processing Solution as a First Step to Building Plants Across the World

JAMESTOWN, CA – November 14, 2017 – Green EnviroTech Holdings Corp. (“Green EnviroTech” or “the Company”) (OTC: GETH), a technology company focusing on solutions to environmental and societal challenges, is pleased to announce that it has filed a comprehensive patent for its GEN 1 End of Life Tire Processing Solution

“I am delighted to announce that we have completed this important step to protect the intellectual property we have developed in the design of our GEN 1 End of Life Tire Processing Solution,” said Chris Bowers, CEO of Green EnviroTech. “Dealing with scrap tires is a global challenge, as more than 1 billion tires are discarded every year, in addition to the billions of tons of scrap tires that are already sitting in landfills, monofills and dumps. Our filing of this patent will not only support our ambitions in becoming a market leader in the handling of scrap tires in the United States, but will also enable Green EnviroTech to work with potential partners to license our technology and build GEN 1 End of Life Tire Processing Plants throughout the world.”

The Green EnviroTech GEN 1 End of Life Tire Processing Solution integrates, in a unique and proprietary manner, several technologies that have been proven at the required processing scale, complemented by a unique control system. This approach enables Green EnviroTech to produce high quality oil and carbon black end products. Nearly all of the equipment in our GEN 1 Solution will be manufactured in the USA; our plants will be constructed by our Strategic Partners - BHP Engineering and Construction, and Schneider Electric.

Gary De Laurentis, Chairman of Green EnviroTech, added, “This patent is the culmination of many years of work by the GETH team who have been focused on perfecting a financially viable GEN 1 End of Life Tire Processing Solution. It gives me great satisfaction to have achieved this significant milestone.”

About Green EnviroTech Holdings

Green EnviroTech Holdings Corp. (GETH) is first and foremost a technology company. Our mission is to find, develop and implement practical, economical solutions to address environmental issues associated with the production of waste, energy, water and food; and to create jobs and stimulate economic growth in the local communities where we operate as we strive to achieve this mission.

For more information on GETH, please visit: www.greenenvirotech.com

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